UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant   ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

The Oncology Institute, Inc.

(Name of Registrant as Specified In Its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

PROXY TABULATOR: P.O. BOX 8016, CARY, NC 27512-9903

The Oncology Institute, Inc.

Important Notice Regarding the Availability of Proxy Materials

Stockholders Meeting to be held on June 15, 2023

For Stockholders of record as of April 17, 2023

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

To view the proxy materials, and to obtain directions to attend the meeting, go to: www.proxydocs.com/TOI

To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.

For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/TOI

Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions.

If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before June 05, 2023.

To order paper materials, use one of the following methods.

INTERNET www.investorelections.com/TOI	TELEPHONE (866) 648-8133	* E-MAIL paper@investorelections.com

When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above.		* If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material.

The Oncology Institute, Inc.
Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report on Form 10-K
Meeting Type: Annual Meeting of Stockholders
Date: Thursday, June 15, 2023
Time: 11:00 AM, Pacific Time
Place: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/TOI for more details.

You must register to attend the Annual Meeting online and/or participate at www.proxydocs.com/TOI

SEE REVERSE FOR FULL AGENDA

The Oncology Institute, Inc.

Annual Meeting of Stockholders

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1 AND 2

PROPOSAL

1.	Election of nine nominees named in the proxy statement to serve on the Board of Directors.

1.01 Brad Hively

1.02 Richard Barasch

1.03 Karen Johnson

1.04 Dr. Mohit Kaushal

1.05 Anne McGeorge

1.06 Maeve O’Meara

1.07 Ravi Sarin

1.08 Gabriel Ling

1.09 Mark Pacala

2.	Ratification of the appointment of BDO USA LLP as the independent registered public accounting firm of the Company for 2023.